Exhibit 99.1

FOR IMMEDIATE RELEASE

OPENWAVE APPOINTS ROBERT VRIJ AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Board Authorizes Exploration of Strategic Alternatives

David Peterschmidt to Chair Board’s Strategic Alternatives Committee

Openwave Updates Third Quarter Fiscal 2007 Financial Outlook

REDWOOD CITY, Calif. – March 23, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that Robert Vrij, Executive Vice President of Worldwide Field Operations, has been appointed President and Chief Executive Officer, effective immediately. His appointment follows the resignation of David Peterschmidt, who previously served as President and Chief Executive Officer. Mr. Peterschmidt will continue to serve on Openwave’s Board of Directors.

Mr. Vrij has served as Openwave’s Executive Vice President of Worldwide Field Operations since January 2007. Mr. Vrij was formerly President and Chief Executive Officer of Lucent’s Europe, Middle East, and Africa operation, where he managed approximately $2 billion in revenue and oversaw an organization of 1,000 employees.

“Under Robert’s leadership, Openwave will continue its product transition to an end-to-end solutions provider and will continue to support the Company’s global customer base with the delivery of new, next generation solutions,” said Bernard Puckett, chairman of Openwave’s Board of Directors. “We want to thank Dave for his hard work and dedication since he joined the Company in November 2004 and we look forward to his continued contributions to the Board.”

Exploration of Strategic Alternatives

The Company also announced that it has retained Merrill Lynch & Co. as its financial advisor to explore a range of strategic alternatives and options to enhance shareholder value, including a possible sale of the company. Openwave’s Board of Directors has formed a Strategic Alternatives Committee of the Board, composed of David Peterschmidt as committee chair, along with Masood Jabbar and Jerry Held, both of whom are independent members of the Board of Directors, to assist the full Board in overseeing the process.

“Openwave’s Board of Directors is committed to taking all appropriate and necessary action to enhance value for all stockholders,” said Mr. Puckett. “As the Board reviews the range of alternatives available, we remain committed to ensuring the long-term growth and viability of Openwave’s products and solutions, continuing to support our longstanding customer base with world class service, and acting in the best interests of our stockholders, customers and employees.”

The Company noted that there can be no assurance that the exploration of strategic alternatives will result in any certain course of action. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until the Board of Directors has approved a course of action. Skadden, Arps, Slate, Meagher & Flom LLP is serving as Openwave’s legal advisor.

Updated Third Quarter Financial Outlook

As stated previously, Openwave is currently undergoing a product transition. Accordingly, due to the inherent uncertainty in predicting the Company’s future financial performance, Openwave is withdrawing its prior financial outlook for its third and fourth fiscal quarters ending on March 31, 2007 and June 30, 2007 respectively. The company anticipates revenue for the fiscal third quarter ended March 31, 2007, to be approximately $65 million to $70 million. The Company also expects that accounts receivable collections for the quarter ended March 31, 2007 will exceed $100 million which will result in a meaningful reduction in accounts receivable and days sales outstanding as of March 31, 2007. These financial results are preliminary and subject to change.

Stock Repurchase Update

The Company also announced that Merrill Lynch has delivered a total of four million shares to the Company under its stock repurchase agreement as of March 2, 2007, and the Company has retired such shares. Under the stock repurchase agreement, Openwave made an upfront payment of $100 million to Merrill Lynch on January 31, 2007. Merrill Lynch will purchase shares in the open market and deliver shares periodically to Openwave, with the final delivery during Openwave’s fourth fiscal quarter of 2007. The total number of shares to be delivered will be equal to the $100 million payment divided by a discounted average price. The Company plans to retire the shares as installments are received.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans, prospects, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The exploration of strategic alternatives by the Company’s Board may not result in a transaction that the Board would support or one that would garner shareholder approval. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the financial results announced above are preliminary and may change in accordance with our revenue recognition and other accounting policies; (b) whether the exploration of strategic alternatives will result in a transaction or course of action; (c) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (d) the ability to improve sales productivity; (e) the ability to continue to sell our existing products and enhancements; (f) the ability to develop and commercialize new products; (g) risks associated with the development and licensing of software, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; and (g) increased global competition and pricing pressures on our products.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year quarter ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

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Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Openwave Systems Inc.

Mike Bishop

Investor Relations

investor@openwave.com

Tel: 650-480-4461

Openwave Systems Inc.

Vikki Herrera

Public Relations

Vikki.Herrera@openwave.com

Tel: 650-480-6753